Exhibit 23 - Consent of Independent Certified Public Accountants




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into World Fuel Services Corporation's previously filed Form S-8 Registration Statement File No. 033-64227.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Miami, Florida
  May 24, 1996: